As filed with the Securities and Exchange Commission on May 19, 2017.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ANI PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	58-2301143 (I.R.S. Employer Identification Number)

210 Main Street West, Baudette, Minnesota 56623

(Address of Principal Executive Offices) (Zip Code)

ANI Pharmaceuticals, Inc. Fifth Amended and Restated

2008 Stock Incentive Plan

(Full Title of the Plan)

Stephen P. Carey

Vice President, Finance and Chief Financial Officer

ANI Pharmaceuticals, Inc.

210 Main Street West

Baudette, MN 56623

(218) 634-3500

(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:

Paul A. Gajer, Esq.

Dentons US LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 768-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	800,000 shares	$ 49.085	$ 39,268,000.00	$ 4,551.16

(1)	The number of shares of common stock, par value $0.0001 per share, of ANI Pharmaceuticals, Inc. (“Common Stock”), stated above represents an increase in the total number of shares available for issuance under the ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan (the “Plan”). An aggregate of 1,200,000 shares have been registered previously under registration statements on Form S-8 (File Nos. 333-151663, 333-168842, 333-174596, 333-182011 and 333-196518). In addition, the maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act and calculated based on the average of the high and low sales prices of the Common Stock, as reported on The NASDAQ Global Market on May 12, 2017.

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STATEMENT UNDER GENERAL INSTRUCTION E-

REGISTRATION OF ADDITIONAL SECURITIES

The registrant, ANI Pharmaceuticals, Inc. (“ANI” or “Registrant”), previously filed registration statements on Form S-8 (File Nos. 333-151663, 333-168842, 333-174596, 333-182011 and 333-196518) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of an aggregate of 1,200,000 shares of ANI's common stock to be issued under the ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan and the initial and subsequent versions of such plan after amendments (the “Plan”).

Pursuant to General Instruction E of Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is filed by ANI solely to register an additional 800,000 shares of ANI's common stock available for issuance under the Plan. This increase was approved by ANI's Board of Directors and stockholders. Pursuant to Instruction E, the contents of ANI's previously filed Registration Statements on Form S-8 (File Nos. 333-151663, 333-168842, 333-174596, 333-182011 and 333-196518), including without limitation periodic reports that ANI filed, or will file, after this Registration Statement to maintain current information about ANI, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 3 and 8 of Part II of such prior Registration Statement, each of which is amended and restated in its entirety herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents previously filed by ANI with the Commission are incorporated by reference into this Registration Statement:

(a)	the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 2, 2017;

(b)	the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the Commission on May 4, 2017;

(c)	the Registrant's Current Reports on Form 8-K filed with the Commission on February 16, 2017 (except with respect to the information contained in Item 2.02 therein), and February 24, 2017; and

(d)	the description of ANI's common stock contained in its registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed with the Commission by ANI (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents with the Commission.

Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description	Method of Filing

4.1	ANI Pharmaceuticals, Inc. Fifth Amended and Restated 2008 Stock Incentive Plan	Incorporated by reference to Appendix A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the Commission on April 6, 2017

5.1	Opinion of Dentons US LLP, legal counsel	Filed herewith

23.1	Consent of EisnerAmper LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of Dentons US LLP, legal counsel	Filed herewith (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney	Filed herewith (included in signature page to this registration statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baudette, State of Minnesota on May 19, 2017.

ANI PHARMACEUTICALS, INC.

By:	/s/ Stephen P. Carey
Stephen P. Carey
Vice President, Finance and Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Arthur S. Przybyl and Stephen P. Carey, or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Name & Title	Date

/s/ Arthur S. Przybyl	Arthur S. Przybyl	May 19, 2017
President, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Stephen P. Carey	Stephen P. Carey	May 19, 2017
Vice President, Finance and Chief Financial Officer (Principal Financial Officer)

/s/ Robert E. Brown, Jr.	Robert E. Brown, Jr.	May 19, 2017
Chairman of the Board of Directors

/s/ Fred Holubow	Fred Holubow	May 19, 2017
Director

/s/ Tracy L. Marshbanks, Ph.D.	Tracy L. Marshbanks, Ph.D.	May 19, 2017
Director

/s/ Thomas A. Penn	Thomas A. Penn	May 19, 2017
Director

/s/ Daniel Raynor	Daniel Raynor	May 19, 2017
Director

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